Exhibit 77M

ITEM 77M/77Q1(g) - MERGERS:

The series of Columbia Funds Series Trust listed in the table below in the column captioned "Acquiring Funds" (each an "Acquiring Fund") became the surviving entity in a reorganization (each a "Reorganization") with the series of Columbia Funds Series Trust or Columbia Funds Series Trust I, as applicable, listed next to it under the column of the table below captioned "Acquired Fund" (each an "Acquired Fund"):

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                    ACQUIRED FUNDS                                            ACQUIRING FUNDS
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
Columbia Blended Equity Fund(a)                          Columbia Large Cap Core Fund(c)
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Columbia International Growth Bond Fund(a)               Columbia Multi-Advisor International Equity Fund(d)
------------------------------------------------------------------------------------------------------------
Columbia International Stock Fund(a)                     Columbia Multi-Advisor International Equity Fund(d)
------------------------------------------------------------------------------------------------------------
Threadneedle International Opportunity Fund(b)           Columbia Multi-Advisor International Equity Fund(d)
------------------------------------------------------------------------------------------------------------

(a) -- A series of Columbia Funds Series Trust I
(b) -- A series of RiverSource International Series, Inc.
(c) -- Reorganization date of March 11, 2011
(d) -- Reorganization date of April 8, 2011

In September 2010, the Boards of Trustees of Columbia Funds Series Trust, Columbia Funds Series Trust I and RiverSource International Series, Inc. each approved an agreement and plan of reorganization (the "Agreement and Plan") providing for the sale of all of the assets of an Acquired Fund to, and the assumption of all of the liabilities and obligations of that Acquired Fund by, the respective Acquiring Fund, in complete liquidation of the Acquired Fund. At a meeting of shareholders held on February 15, 2011, shareholders of each Acquired Fund approved the Agreement and Plan with respect to the applicable Reorganization.

Effective on the applicable Reorganization date referenced in the table above, each Acquiring Fund acquired all the assets of, and assumed all the liabilities and obligations of, the respective Acquired Fund, in complete liquidation of such Acquired Fund. Shareholders of each class of shares of an Acquired Fund received shares of the corresponding share class of the Acquiring Fund in accordance with the Agreement and Plan.

The registration statement of Columbia Funds Series Trust on Form N-14, which was filed with the Securities and Exchange Commission on December 28, 2010 (accession no. 0001193125-10-289156), is incorporated by reference, including without limitation, the Agreement and Plan filed as Exhibit (4) to the registration statement and the applicable prospectus/proxy statement describing the applicable Reorganization.